UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒                                           Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement

☒ Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Charlotte’s Web Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

In connection with the previously announced annual general shareholder meeting to be held on June 15, 2023, Charlotte’s Web Holdings, Inc. issued a press release, dated June 13, 2023, responding to a letter and subsequent press release issued by Joel and Jesse Stanley regarding the replacement of a majority of the board of directors. A copy of the press release is being filed herewith as soliciting material.

PRESS RELEASE

Charlotte's Web Comments on Letter

from Joel and Jesse Stanley

The Board of Directors, as well as Institutional Shareholder Services (“ISS”) and Glass Lewis and Co., LLC (“Glass Lewis”), recommend that shareholders vote “FOR” each of the Company’s nominees for election to the Board at the upcoming Annual Meeting.

LOUISVILLE, Colo., June 13, 2023 - (TSX: CWEB) (OTCQX: CWBHF), Charlotte's Web Holdings, Inc. ("Charlotte's Web" or the "Company"), the market leader in full spectrum hemp extract wellness products, comments on certain demands made to the Company’s Board of Directors (the “Board”) by Joel and Jesse Stanley (“Joel and Jesse”) in connection with the Company’s upcoming June 15, 2023 annual general shareholder meeting (the “Meeting”).

Late afternoon on Friday, June 9, 2023, Joel and Jesse delivered a letter to the Board (the “Letter”) demanding that the Board take immediate steps to facilitate the replacement of a majority of Board members, including all but one of the independent Board members (the “Targeted Directors”) with four individuals selected by Joel and Jesse. Two of the four individuals proffered were Joel and Jesse themselves and one of the individuals is their long-standing business associate. The Letter provided that the Board acquiesce to their demands within 48 hours of receipt of the Letter.

Both the Letter, and a subsequent press release issued by Joel and Jesse on June 12, 2023, advise that they have communicated with certain Company shareholders in an effort to reconstitute the Board. The Letter demanded that the Board waive the application of the Company’s advance notice by-laws, which are designed to ensure that the Corporate Governance and Nominating Committee and the Board have sufficient time to vet potential Board nominees, including with respect to suitability and independence. Joel and Jesse’s demands generally, and the timing specifically, are designed to circumvent the procedures and processes in place to protect shareholders and allow them to make an informed decision with respect to the election of directors.

There are significant ongoing business relationships between Charlotte’s Web and entities in which Joel and/or Jesse hold direct or indirect interests, certain of which are or will be subject to Board review and approval in the near future. The Board does not intend to abrogate its fiduciary responsibilities to shareholders by facilitating the removal of three independent Targeted Directors in favor of non-independents. This would effectively hand control of the Company to individuals of which at least two have significant conflicts of interest and who have elected to avoid appropriate vetting procedures. Such procedures are designed to, among other things, protect shareholders from conflicts of interest.

The Board has a duty to act in the best interests of all its shareholders and to protect Company assets. The Board and the Company intend to comply with all legal requirements and appropriate protocols, as well as TSX and shareholder-approved Company policies, in connection with the election and appointment of any Board members.

The Company notes that both ISS and Glass Lewis have recommended shareholders vote “FOR” the appointment of the nominees described in the Company’s Meeting information circular.

Charlotte's Web has engaged DLA Piper LLP as legal advisor, Morrow Sodali (Canada) Ltd. as proxy solicitor and strategic advisor and ICR Strategic Communications as communications advisor.

How to Vote:

IT IS IMPERATIVE TO PROTECT YOUR INVESTMENT THAT SHAREHOLDERS VOTE THEIR FORM OF PROXY OR VOTING INSTRUCTION FORM IN ACCORDANCE WITH MANAGEMENT’S RECOMMENDATIONS.

Please note you can vote again if you have already voted - the last vote that you submit will be the one that officially counts toward the election results.

Please submit your vote before the date indicated on your voting instruction form, or, if voting by proxy, by no later than 11:59 P.M. (Eastern Time) on Wednesday, June 14, 2023.

If you have any questions or require assistance with the completion and delivery of your proxy, please contact Morrow Sodali, our proxy solicitation agent, by telephone at 1.888.777.2092 (North American Toll Free); or 1.289.695.3075 (Collect Outside North America); or by email at assistance@morrowsodali.com.

Beneficial Holders:

If your common shares are held through an intermediary, such as a securities dealer or broker, bank or trust company, you are a "beneficial shareholder" and a Voting Instruction Form was mailed to you with your circular.

CAN Beneficial Holders (Shares held through Canadian brokers):

OBO’s (Objecting Beneficial Owners)

•	Internet - visit www.proxyvote.com and enter your control number;
•	Telephone - call 1-800-474-7493 (English) or 1-800-474-7501 (French);
•	Mobile Data Device - scan the bar code on your Voting Instruction Form.

U.S. Beneficial Holders (Shares held through U.S. Brokers):

•	Internet - visit www.proxyvote.com and enter your control number;
•	Telephone - call 1-800-454-8683;
•	Mobile Data Device - scan the bar code on your Voting Instruction Form.

Registered Holders:

If your shares are held in your own name and represented by a physical certificate, you are a "registered shareholder" and a Form of Proxy was mailed to you with your circular. You can vote via the following methods:

•	Internet - Visit www.proxyvote.com or scan the QR Barcode on your form of proxy,
•	Telephone - from a touch-tone telephone call 1-800-690-6903 to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

About Charlotte’s Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Denver, is the market leader in innovative hemp extract wellness products under a family of brands that includes Charlotte's Web™, CBD Medic™, and CBD Clinic™. Charlotte’s Web whole-plant CBD extracts come in full-spectrum and broad-spectrum (THC-free) options, including ReCreate™ by Charlotte’s Web, the world’s only broad-spectrum CBD certified NSF for Sport®, which is the official CBD of Major League Baseball©. Charlotte's Web branded premium quality products start with proprietary hemp genetics that are American farm-grown using organic and regenerative cultivation practices. The Company's hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBC, CBG, terpenes, flavonoids, and other beneficial compounds. The Company's CW Labs R&D division advances hemp science at a center of excellence in Louisville, Colorado. Charlotte’s Web product categories include CBD oil tinctures (liquid products) CBD gummies (sleep, stress, exercise recovery), CBD capsules, CBD topical creams and lotions, as well as CBD pet products for dogs. Through its substantially vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency with 20+ product lot testing for quality assurance. Charlotte’s Web products are distributed to retailers and health care practitioners throughout the U.S.A, and online through the Company's website at www.charlottesweb.com.

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Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the Meeting, the election to the Board of the Company’s nominees and related matters. Information regarding the Company’s directors and executive officers is available in Company’s proxy statement for the Meeting filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Proxy Statement (defined below).

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

The Company has filed with the SEC a definitive proxy statement (the “Proxy Statement”) in connection with the Meeting to consider and vote upon the election to the Board of the Company’s nominees and other matters and, beginning on or about April 29, 2023, mailed the notice of internet availability of proxy materials and other relevant documents to its shareholders as of the April 21, 2023 record date for the Meeting. The Company’s shareholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Meeting because these documents contain important information about the Company, the election to the Board of the Company’s nominees and related matters. Shareholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov, on SEDAR at www.sedar.com or on the “Investor Relations” section of the Company’s website at https://investors.charlottesweb.com.

Forward-Looking Information

Certain information in this news release constitutes forward-looking statements and forward-looking information within the meaning of applicable securities laws (collectively, "forward-looking information"). In some cases, but not necessarily in all cases, forward looking information can be identified by the use of forward-looking terminology such as "plans", "targets", "expects" or "does not expect", "is expected", "an opportunity exists", "is positioned", "estimates", "intends", "assumes", "anticipates" or "does not anticipate" or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "will" or "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information.

Statements containing forward-looking information are not historical facts, but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such statements containing forward-looking information. Although these statements containing forward-looking information are based on assumptions the Company considers to be reasonable based on the information available on the date such statements are made, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking information.

The material factors and assumptions used to develop the forward-looking information herein include, but are not limited to, international and political considerations; regulatory changes; and the factors discussed throughout the "Risk Factors" section of the Company's most recently filed annual information form available on www.SEDAR.com and in the Company's most recently filed Annual Report on Form 10-K and quarterly report on Form 10-Q as amended, and other filings with the Securities and Exchange Commission available on www.SEC.gov. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Shareholder enquiries:

Dexter John

Morrow Sodali (Canada) Ltd

1.888.777.2092

d.john@morrowsodali.com